SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 22, 2002

                                HUMBOLDT BANCORP
             (Exact name of registrant as specified in its charter)

        California                     0-27784                  93-1175446

(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)           Identification No.)


             2440 6th Street, Eureka, California 95502; 707-445-3233
          (Address and telephone number of principal executive offices)

Item 5.  Other

The  purpose of this  current  report on Form 8-K is to announce  that  Humboldt
Bancorp ("Humboldt") has entered into a definitive agreement with iPayment Holdings, Inc. for the sale of certain assets related to Humboldt's Proprietary Merchant Bankcard operations. Humboldt is also announcing that its Board of Directors has approved a new stock repurchase plan for up to one million shares and a six-for-five stock split payable to shareholders of record as of August 5, 2002 on August 19, 2002. A copy of the press release announcing the asset sale, repurchase plan, and stock split is included herewith as an exhibit to this report.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1     Press release dated July 22, 2002.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 22, 2002                  HUMBOLDT BANCORP,
                                      a California Corporation

                                      /s/Patrick J. Rusnak
                                      Patrick J. Rusnak, Chief Financial Officer

EXHIBIT 99.1


   Humboldt Bancorp Agrees to Sell Proprietary Merchant Processing Operations;
          Announces New Stock Repurchase Authorization and Stock Split


EUREKA, CA - July 22, 2002 /PRNeswire/ - Humboldt Bancorp (Nasdaq: HBEK), today announced that it has entered into a definitive agreement for the sale of its proprietary merchant processing division to iPayment Holdings, Inc. ("IPH"). Under the terms of the agreement, Humboldt will receive $34 million in cash in consideration for the sale of its proprietary merchant portfolio and other related assets, and expects to recognize an after-tax gain on sale during the third quarter of approximately $18 million. The transaction is expected to be completed by August 31, 2002.

"Although merchant card operations have provided for a good source of non-interest revenue over the past several years, it is clearly a business that has risks that are unlike those in traditional commercial banking," remarked Robert M. Daugherty, President and CEO. "This transaction provides us an opportunity to transfer ownership of this valuable asset to a company that we know well and specializes in transaction processing. Further, it will allow us to align our risk profile along the lines of other community banks and free up capital that will be used to repurchase shares or acquire other community banks in a defined footprint that encompasses all of Northern California from Fresno north to Oregon, exclusive of the Bay area," Daugherty added.

In connection with approval of the sale, Humboldt's Board of Directors authorized a new stock repurchase plan for up to one million, or 9.7%, of total shares outstanding. The common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. The repurchase program will begin immediately and may be modified, suspended or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such purchases will depend upon market conditions and other corporate considerations. "The repurchase program will, we believe, provide the most efficient use of the additional capital created as a result of this transaction in the near term" commented Patrick Rusnak, CFO. "Ultimately, we would expect to reissue shares for bank acquisitions that are both accretive to EPS and located within our defined strategic market area." Humboldt has repurchased approximately 285,000 shares under the 500,000 share repurchase program announced in February 2002. In addition, Humboldt declared a six-for-five stock split, payable to shareholders of record as of August 5, 2002 on August 19, 2002.

"Although this transaction will result in a decrease in net income and an associated decline in performance ratios, our plan to improve the performance of our core banking operations through cost reductions and revenue enhancements, combined with the repurchase of shares, is expected to restore EPS to current levels within 12 to 18 months," added Rusnak. "We expect this strategy to provide for an improvement in the quality of earnings through a reduced risk profile that will, hopefully, translate into a premium multiple for HBEK."

On an annualized basis, the transaction would reduce Humboldt's diluted earnings per share by approximately $0.20, assuming the net proceeds are used to repurchase shares at an average price of $17.00. The Company has developed specific cost saving and revenue enhancement initiatives that, if achieved, will replace the lost contribution within 18 months. "The contribution from Merchant Processing allowed our core bank to under-perform," commented Daugherty. We intend to focus on the basics of retail banking and to greatly improve the profit dynamics of our bank, with a more acceptable risk profile, in the near term." No job eliminations are expected in connection with the transaction.

Humboldt will continue to serve as the sponsoring financial institution for IPH for a period of up to eight months after closing. Humboldt intends to completely exit the Independent Sales Organization ("ISO") sponsorship business as its remaining ISO contracts expire over the next 18 months. The majority of the remaining ISO processing is with a single national firm that provides financial guarantees against any loss incurred by Humboldt.

IPH is based in Nashville, Tennessee and currently provides merchant card services for approximately 60,000 businesses throughout the country.

Humboldt Bancorp, with total assets of $982 million, is headquartered in Eureka, California. Through its principal operating subsidiary, Humboldt Bank, it offers business and consumer banking services through 24 banking centers, principally in Northern California, including its Tehama Bank and Capitol Valley Bank divisions.



                                              www.humboldtbancorp.com

This news release includes forward-looking statements, which management believes are a benefit to shareholders and investors. These forward-looking statements describe Humboldt Bancorp management's expectations regarding future events and developments, including the completion of the sale of Humboldt's proprietary merchant bankcard operations; the net gain to be realized upon completion of the sale; receipt of any special regulatory approvals needed to repurchase shares; Humboldt's ability to repurchase sufficient shares at acceptable prices under the new authorization; and, Humboldt's ability to achieve the expected results from it retail banking strategy. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainty that may cause actual results to differ materially and adversely. In addition, discussions about risks and uncertainties are set forth from time to time in the Company's publicly available Securities and Exchange Commission filings. Humboldt undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.






Note: Transmitted on PR Newswire on July 22, 2002 at ___ PDT.